UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)

                        September 1, 2004


                    IMEDIA INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

           Delaware               000-50159               84-1424696
  (State or other jurisdiction   (Commission            (IRS Employer
     of incorporation)            File Number)         Identification No.)


     1721 Twenty-First Street, Santa Monica, California     90293
         (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (310) 453-4499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange ct (17 CFR 240.14d-2(B))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01  Entry into a Material Definitive Agreement

iMedia International, Inc. (the "Company") entered into a Securities Purchase Agreement (a "Securities Purchase Agreement") with each of MicroCapital Fund Ltd. and MicroCapital Fund LP (collectively, the "Investors") on September 1, 2004 for the sale of an aggregate of (i) $1,000,000 in convertible bridge notes (the "Notes") and (ii) stock purchase warrants exercisable for 1,111,0000 shares of the Company's common stock (the "Warrants").

On September 1, 2004, the Investors purchased an aggregate of $1,000,000 in Notes and received Warrants to purchase an aggregate of 1,111,000 shares of the Company's common stock.

The Notes bear interest at 15%, mature on December 29, 2004, and are convertible into our common stock, at the Investors' option, at $0.60 per share, subject to anti-dilutive adjustments. The Company may also force conversion of the Notes at a price calculated pursuant to the terms of the Notes, if, on their maturity date, certain conditions are met. The full principal amount of each Note is due upon default pursuant to the terms of such Note.

The Warrants are exercisable until August 31, 2009 at a purchase price of $0.90 per share. The exercise price of the Warrants will be adjusted in the event the Company issues common stock at a price below market (as defined in the Warrants).

In addition, the Company has granted the Investors certain registration rights pursuant to Registration Rights Agreements between each Investor and the Company entered into concurrently with each Securities Purchase Agreement.

All shares of the Company's common stock associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the of the Securities Act of 1933.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant


Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our issuance of $1 million of Notes pursuant to a Securities Purchase Agreement between the Company and each Investor, which disclosure is incorporated herein by this reference.


Item 3.02  Unregistered Sales of Equity Securities

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our issuance of $1 million of Notes and Warrants pursuant to a Securities Purchase Agreement between the Company and each Investor, which disclosure is incorporated herein by this reference.
Each of the Investors in these equity and debt financing transactions represented to us that the Investor was an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, and that such Investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

Item 9.01.  Financial Statements and Exhibits

    (a)  Financial Statements of business acquired.

     Not applicable.

    (b)  Pro Forma Financial Information.

     Not applicable.

    (c)  Exhibits.

    The following exhibits are filed herewith:

    Exhibit
    Number    Description

    99.1      Press Release dated September 7, 2004


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 7, 2004       IMEDIA INTERNATIONAL, INC.


                        /s/ Frank Unruh
                        --------------------------------------------
                        Frank Unruh, Chief Financial Officer